Exhibit 11.1 Statement regarding computation of earnings per share.

The following tables represents the reconciliation of weighted average shares for purposes of calculating basic and diluted earnings per share for the three months ended March 31, 1999 and 1998.

Weighted-average shares for the three months ended March 31, 1999 is calculated as follows:

                     Dates                              Shares             Fraction               Weighted
                  Outstanding                        Outstanding          of Period            Average Shares
                  -----------                        -----------          ---------            --------------
January 1 - January 3                                      23,610,190        3/90                     787,006
Retirement of common stock on January 4                      (384,637)
                                                 ---------------------

January 4 - January 18                                     23,225,553       15/90                   3,870,926
Issuance of common stock on January 19                        890,000
                                                 ---------------------

January 19 - February 22                                   24,115,553       35/90                   9,378,271
Issuance of common stock on February 23                        50,130
                                                 ---------------------

February 23 - March 2                                      24,165,683        8/90                   2,148,061
Issuance of common stock on March 3                         1,069,518
                                                 ---------------------

March 3 - March 18                                         25,235,201       16/90                   4,486,258
Issuance of common stock on March 19                          811,500
                                                 ---------------------

March 19 - March 31                                        26,046,701       13/90                   3,762,301
                                                 ---------------------                   ---------------------

Weighted average shares                                                                            24,432,823
                                                                                         =====================

Weighted-average shares for the three months ended March 31, 1998 is calculated as follows:

                     Dates                              Shares             Fraction               Weighted
                  Outstanding                        Outstanding          of Period            Average Shares
                  -----------                        -----------          ---------            --------------
January 1 - January 29                                     20,574,626       29/90                   6,629,602
Issuance of common  stock on January 30                       365,957
                                                 ---------------------

January 30 - March 31                                      20,940,583       61/90                  14,193,062
                                                 ---------------------                   ---------------------

Weighted average shares                                                                            20,822,664
                                                                                         =====================

                                                                         Three Months ended March 31,
                                                                           1999                1998
                                                                           ----                ----
Weighted-average shares:                                                    24,432,823         20,822,664
Plus:  Incremental shares from
assumed
          Conversions of warrants and options                                  775,549          1,238,597
                                                                     ------------------  -----------------

Adjusted weighted average shares                                            25,208,372         22,061,261
                                                                     ==================  =================

                                                                         Three Months ended March 31,
                                                                           1999                1998
                                                                           ----                ----
Stock Options:
Outstanding beginning of                                                     3,413,058          2,754,158
period
Granted during period                                                           27,500            119,000
Exercised/redeemed                                                            (641,833)             -----
Forfeited or expired                                                            (5,500)           (20,000)
                                                                     ==================  =================
Outstanding at end of period                                                 2,793,225          2,853,158
                                                                     ==================  =================

The equation for computing (basic and diluted) EPS is:

                     Income available to common stockholders
               ---------------------------------------------------
                             Weighted-average shares